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                                                                   EXHIBIT 23.03


                           Consent of Robert G. Rader

     Robert G. Rader hereby consents to the use of his name under the heading "Management" and his designation as a "director nominee" in the Prospectus constituting a part of Amendment No. 3 to Form SB-2 Registration Statement of Grand Adventures Tour & Travel Publishing Corporation ("GATT") relating to the registration of 700,000 shares of GATT common stock (805,000 shares assuming the exercise in full of the overallotment option).



                                                  /s/ Robert G. Rader
                                                  -----------------------
                                                  Robert G. Rader


Oklahoma City, Oklahoma
February 3, 1998